Genie Lens

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Invest

$100 minimum investment

Deadline February 9, 2022
in 2 months

Share Price
$5

Total Raised
$0

Valuation
$3,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

With social photo sharing apps growing in popularity, GENIE LENS has created a free app consisting of social media photo editing and manipulation, with plans of adding an online marketplace. We aim to enable those wishing to sell items to have the ability to promote their item with creativity and fun! Key editing features equip users with the tools to edit their photos based on their specific needs.

PROBLEM

Nike Air Force 1 Shoes


michael jordan air
$159.99

Genie Lens has identified three main problems with photo editing & online marketplaces:

1. **Resorting and manipulating images is a pain** — Updating and uploading images tailored to specific platforms is a common task for online users. However, trying to change embedded text or a main image can cause a great deal of frustration. We believe such simple tasks shouldn't be as challenging as they have proven to be.
2. **Overcharging** — Many marketplaces charge upwards of 10% of the seller's profit.
3. **Negotiation** — Numerous marketplaces only allow firm pricing, with no room for negotiation.

> **"Very good app for background photo manipulation. Love the features."**
>
> *- Ratna, GENIE LENS User*

SOLUTION

As the world continues to be consumed in the digital age, it's become apparent that internet users continue to crave social platforms and tools that make their lives easier. We developed a multi-purpose app, intended to enhance users' photo editing and marketplace experiences.

GENIE LENS is a free social photo editing and manipulation app, with intentions of adding an online marketplace in the future. We are striving to deliver buyers and sellers... a **unique, fun, hassle-free experience**. Members can upload photos and are provided the creative ability to edit:

- Effects
- Backgrounds
- Foregrounds

And instead of users switching to an external marketplace app to upload items… our plans of offering GENIE LENS' marketplace aims to increase users' efficiency and satisfaction. Numerous marketplaces take large fees and provide rigid pricing options… we're striving to save our users' hard earned money through lower fees and flexible negotiating.

What if I don't want to post on the Genie Lens marketplace?
Not to worry, our users have the option to link their posting straight to Facebook or save your image for future use on another platform.

Genie Lens App- Sample One


9:44
Genie Lens


Rudy D.
02-12-20
A business has to be involving, it has to be fun, and it has to exercise your creative instincts.
– Richard Branson

Genie Lens App- Sample Two


10:07
Background Photo


Use as Background

Genie Lens App- Sample Three


10:07
Edit Photo
Ghost Effect
Save Image
Discard
Add another Foreground
Crop


ADJUST
EFFECTS
TEXT
DRAW

Genie Lens App- Sample Four


9:45
Genie Lens
Rudy D.
02-13-20
MERRY CHRISTMAS
2 Likes
Rudy D.
02-13-20
Valentine's dinner
1st Valentine's
Nyc

On top of our photo editing features...

- Social photo sharing - search members, hashtags & photos
- Select and upload hundreds of stock images
- Add a location tag to your image
- Post public or private photos
- Like and comment on photos
- Follow other GENIE LENS' members

We aim to limit the amount of applications and resources a user needs to accomplish simple tasks, such as editing and posting on marketplaces. Our streamlined process aims to deliver users a positive editing & posting experience.

Try Today! Available for download on the App Store AND Google Play

BUSINESS MODEL

GENIE LENS aims to implement an exclusive subscription plan, depending on how many items a seller would like to sell per month. As we anticipate rolling out future versions of GENIE LENS, we plan to offer advertisement placements within a user's feed.

We plan to equip GENIE sellers with the ability to post short clips of their product/item with the same concept for the backgrounds.

MARKET

Global mobile application market size, by store type, 2016-2027 (USD Billion)


Global mobile application market size, by store type, 2016 - 2027 (USD Billion)
124.23
133.06
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Google Store
Apple Store
Others
Source: www.grandviewresearch.com

According to Grand View Research, the **global mobile application market** size was estimated at USD 154.05 billion in 2019. This market is expected to grow at a compound annual growth rate of 11.5% from 2020 to 2027 to reach USD 366.34 billion by 2027.

With the number of photo and video apps on the market still rapidly growing, the question is, what competitive advantages characterize the current breed of top-ranking photo and video apps?

- Who are they?
- What is their main use?
- What's their user rating?
- How long have they been on the market?
- What media types do they support?

GENIE LENS aims to provide users (anyone) a unique, fun, hassle-free experience. Get the best of both worlds… photo editing & an online marketplace all in the same place!

TEAM



Rudy De Leon
Founder & CEO

Rudy DeLeon is an innovator and entrepreneur with 10 years in business leadership. Experienced in all aspects of business formation, operation, finance, and management. Visionary product developer. Effective communicator and motivator who identifies and leverages assets in teammates to reach organizational goals. Relentless optimist who believes there is no failure, only productivity.

Genie Lens application is designed and developed by the Vidioo Media Group (VMG) based out of New York. Vidioo Media Group is a technology consulting firm that works with world class companies and agencies who want to build top tier technology products, services and platforms that users deeply value and enjoy using.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Compensation for Managers	$30,000	12.0%
Marketing & Advertising Efforts	$96,000	38.4%
Legal Fees	$14,800	5.9%
App Maintenance	$14,400	5.8%
Amazon Web Services & Google	$6,000	2.4%
Rents	$15,000	6.0%
App Development Phase 2	$61,550	24.6%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Genie Lens. This offering must raise at least $10,000 by February 9, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Genie Lens may issue additional securities to raise up to $250,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

650,000 shares
× $5 per share

$3,250,000 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Dec 9, 2021 • Primary offering of 50,000 shares at $5

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